Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
October 29, 2026

CULLEN/FROST REPORTS THIRD QUARTER RESULTS
Board declares fourth quarter dividend on common and preferred stock

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported third quarter 2026 results.
Net income available to common shareholders for the third quarter of 2026 was $178.5 million, compared to $172.7 million for the third quarter of 2025. On a per-share basis, net income available to common shareholders for the third quarter of 2026 was $2.84 per diluted common share, compared to $2.67 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.31 percent and 16.16 percent, respectively, for the third quarter of 2026, compared to 1.32 percent and 16.72 percent, respectively, for the same period a year earlier.
For the third quarter of 2026, net interest income on a taxable-equivalent basis was $490.8 million, up 5.8 percent compared to the same quarter in 2025. Average loans for the third quarter of 2026 increased $1.9 billion, or 9.0 percent, to $23.4 billion, from the $21.5 billion reported for the third quarter a year earlier, and increased $756.4 million, or 3.3 percent, compared to the second quarter of 2026. Average deposits for the third quarter increased $1.5 billion, or 3.6 percent, to $43.6 billion, compared to the $42.1 billion reported for last year's third quarter, and increased $959.2 million, or 2.3 percent, compared to the second quarter of 2026.

"During the third quarter, Frost Bankers continued their outstanding execution of our organic growth strategy, and as a result, we saw another quarter of accelerating growth in average loan and deposit volumes," said Cullen/Frost Chairman and CEO, Phil Green.
"As more and more people and businesses continue to move into Texas from other parts of the country, we see great opportunity to continue extending the Frost experience to more new Texans. That includes retail customers and businesses new to the state alike. During the third quarter we kept up a strong pace of new customer additions, growing the overall banking customer base at a five percent yearly rate. In our Wealth Management business, we grew managed customer accounts by more than five percent compared to a year ago. And our Frost Insurance Agency increased commercial customers by over ten percent compared to the third quarter of 2025.
"I want to recognize the outstanding focus and execution of our employees throughout the state as they meet the challenge of competing and winning against competitors old and new."

For the first nine months of 2026, net income available to common shareholders was $518.2 million, up 8.6 percent compared to $477.3 million for the first nine months of 2025. On a per-share basis, net income available to common shareholders for the first nine months of 2026 was $8.19, up 11.3 percent compared to $7.36 in the year-earlier period. Returns on average assets and average common equity for the first nine months of 2026 were 1.31 percent and 15.57 percent, respectively, compared to 1.24 percent and 15.98 percent, respectively, for the same period in 2025.
Noted financial data for the third quarter of 2026 follows:
•The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the third quarter of 2026 were 13.76 percent, 14.18 percent and 15.50 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.
•During the third quarter, our base of customer households continued to grow. Total households, including consumer and commercial customers, grew by 5.4 percent from September, 2025 to September, 2026.
•Net interest income on a taxable-equivalent basis was $490.8 million for the third quarter of 2026, an increase of 5.8 percent, compared to $463.7 million for the third quarter of 2025. Net interest margin was 3.78 percent for the third quarter of 2026 compared to 3.69 percent for the third quarter of 2025 and 3.75 percent for the second quarter of 2026.

•Non-interest income for the third quarter of 2026 totaled $136.0 million, an increase of $10.3 million, or 8.2 percent, from the $125.6 million reported for the third quarter of 2025. Trust and investment management fees increased $4.6 million, or 10.3 percent, compared to the third quarter of 2025. The increase in trust and investment management fees during the third quarter was primarily related to increases in investment management fees (up $3.6 million) and oil and gas fees (up $1.6 million). Other non-interest income increased $7.4 million, or 54.5 percent, compared to the third quarter of 2025. The increase during the third quarter was primarily related to $7.6 million of gains on the sale of excess bank properties.
•Non-interest expense was $377.2 million for the third quarter of 2026, up $24.7 million, or 7.0 percent, compared to the $352.5 million reported for the third quarter a year earlier. Salaries and wages expense increased $13.0 million, or 7.7 percent, compared to the third quarter of 2025. The increase in salaries and wages was primarily related to increases in salaries due to annual merit and market increases and growth in the number of employees, driven in part by investments in organic expansion across various markets. Other non-interest expense increased $8.1 million, or 12.5 percent, compared to the third quarter of 2025. The increase included increases in advertising/promotions expense (up $6.4 million). Technology, furniture, and equipment expense increased $2.7 million, or 6.1 percent, compared to the third quarter of 2025. The increase was primarily related to increased cloud services expense (up $1.4 million) and software maintenance expense (up $828,000).
•For the third quarter of 2026, the company reported a credit loss expense of $12.1 million and reported net charge-offs of $8.4 million. This compares to a credit loss expense of $9.8 million and net charge-offs of $9.5 million for the second quarter of 2026 and a credit loss expense of $6.8 million and net charge-offs of $6.6 million for the third quarter of 2025. The allowance for credit losses on loans as a percentage of total loans was 1.23 percent at September 30, 2026, compared to 1.23 percent at the end of the second quarter of 2026 and 1.31 percent at the end of the third quarter of 2025. Non-accrual loans were $63.7 million at the end of the third quarter of 2026, compared to $112.7 million at the end of the second quarter of 2026 and $44.8 million at the end of the third quarter of 2025.
•During the third quarter, in addition to the above-mentioned $7.6 million in gains on the sale of excess bank properties, we also recognized $7.5 million in losses on sales of securities.

•During the third quarter of 2026, we repurchased 92,700 of our common shares at a total cost of $15.0 million under our board-authorized stock repurchase plan. As of the end of the third quarter, we had $125.0 million remaining under our current $300 million repurchase authorization, which expires in January 2027.
The Cullen/Frost board declared a fourth-quarter cash dividend of $1.03 per common share. The dividend on common stock is payable December 15, 2026 to shareholders of record on November 30 of this year. The board of directors also declared a cash dividend of $11.125 per share of Series B Preferred Stock (or $0.278125 per depositary share). The depositary shares representing the Series B Preferred Stock are traded on the NYSE under the symbol "CFR PrB." The Series B Preferred Stock dividend is payable December 15, 2026 to shareholders of record on November 30 of this year.
Cullen/Frost Bankers, Inc. will host a conference call on Thursday, October 29, 2026, at 1 p.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-877-709-8150 or via webcast on our investor relations website linked below. Playback of the conference call will be available after 5 p.m. CT on the day of the call until midnight Sunday, November 1, 2026 at 1-877-660-6853 with Conference ID # of 13763286. A replay of the call will also be available by webcast at the URL listed below after 5 p.m. CT on the day of the call.
Cullen/Frost investor relations website: https://investor.frostbank.com/
Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $54.5 billion in assets at September 30, 2026. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Dallas, Fort Worth, Gulf Coast (which includes Corpus Christi, Victoria and the Rio Grande Valley), Houston, Permian Basin, and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results
Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:
•The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board and the implementation of tariffs and other protectionist trade policies.
•Inflation, interest rate, securities market, and monetary fluctuations.
•Local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.
•Changes in the financial performance and/or condition of our borrowers.
•Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.
•Changes in estimates of future credit loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.
•Changes in our liquidity position.
•Impairment of our goodwill or other intangible assets.
•The timely development and acceptance of new products and services and perceived overall value of these products and services by users.
•Changes in consumer spending, borrowing, and saving habits.
•Greater than expected costs or difficulties related to the integration of new products and lines of business.
•Technological changes, including advances in artificial intelligence and quantum computing.
•The cost and effects of cyber incidents or other failures, interruptions, or security breaches of our systems or those of our customers or third-party providers.
•Acquisitions and integration of acquired businesses.
•Changes in the reliability of our vendors, internal control systems or information systems.
•Our ability to increase market share and control expenses.
•Our ability to attract and retain qualified employees.
•Changes in our organization, compensation, and benefit plans.
•The soundness of other financial institutions.
•Volatility and disruption in national and international financial and commodity markets.
•Changes in the competitive environment in our markets and among banking organizations and other financial service providers.
•Government intervention in the U.S. financial system.
•Political or economic instability.
•Acts of God or of war or terrorism.
•The potential impact of climate change.
•The impact of pandemics, epidemics, or any other health-related crisis.
•The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.
•The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) and their application with which we and our subsidiaries must comply.
•The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.
•Our success at managing the risks involved in the foregoing items.

In addition, ongoing geopolitical tensions, armed conflicts, regional instability, sanctions, cyber-related threats, and attacks affecting commercial shipping and critical infrastructure have increased geopolitical uncertainty and contributed to volatility in financial, energy, and commodity markets. Military conflict in the Middle East has disrupted energy markets and shipping routes, including through the Strait of Hormuz, while the ongoing Russia-Ukraine war and other geopolitical tensions continue to present risks to global economic and market conditions. Further escalation, including disruptions to shipping routes, energy supplies, critical infrastructure, or global supply chains, or expanded sanctions, trade restrictions, or cyber-related incidents, could adversely affect economic activity, inflation, market conditions, and borrower credit quality. These developments could also adversely affect our funding profile, liquidity, customer and counterparty credit quality, and the value of certain financial instruments and could have a material adverse effect on our business, financial condition, results of operations, and prospects. The timing, magnitude, duration, and geographic scope of these developments remain highly uncertain.
Furthermore, financial markets, international relations, and global supply chains continue to be affected by evolving trade policies and related legal, regulatory, and administrative developments. In February 2026, the U.S. Supreme Court ruled that the International Emergency Economic Powers Act does not authorize the President to impose tariffs, invalidating tariffs previously imposed under that authority. The U.S. government subsequently implemented additional tariff measures under other statutory authorities, certain of which remain subject to legal challenges. Uncertainty regarding U.S. trade policy and the economic effects of tariffs and other trade restrictions could affect business confidence, capital investment, customer cash flows, supply chains, commodity prices, inflation, and market volatility. These developments could adversely affect the financial condition and operating performance of customers, particularly those in trade-sensitive industries, and increase our exposure to credit, market, liquidity, operational, compliance, and reputational risks. If these developments adversely affect borrower credit quality, market stability, or broader economic conditions, they could have a material adverse effect on our business, financial condition, results of operations, and prospects.
Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$467,867	$447,728	$438,522	$448,707	$441,618
Net interest income (1)	490,767	470,066	460,792	471,218	463,667
Credit loss expense	12,090	9,767	6,745	11,224	6,779
Non-interest income:
Trust and investment management fees	49,472	47,643	47,957	45,651	44,846
Service charges on deposit accounts	36,304	34,177	32,157	32,360	31,440
Insurance commissions and fees	15,838	14,166	22,075	15,180	15,424
Interchange and card transaction fees	6,843	6,546	6,532	6,290	5,547
Other charges, commissions, and fees	13,911	13,787	13,268	15,228	14,730
Net gain (loss) on securities transactions	(7,512)	—	—	(836)	—
Other	21,106	11,962	14,326	18,291	13,660
Total non-interest income	135,962	128,281	136,315	132,164	125,647

Non-interest expense:
Salaries and wages	182,183	172,955	166,190	182,486	169,155
Employee benefits	33,649	35,156	44,656	36,653	34,465
Net occupancy	35,848	35,223	34,753	34,341	34,682
Technology, furniture, and equipment	46,145	42,564	41,674	41,575	43,479
Deposit insurance	6,941	6,305	7,203	(1,350)	6,328
Other	72,434	69,497	71,210	77,963	64,369
Total non-interest expense	377,200	361,700	365,686	371,668	352,478
Income before income taxes	214,539	204,542	202,406	197,979	208,008
Income taxes	34,330	32,483	31,419	31,727	33,628
Net income	180,209	172,059	170,987	166,252	174,380
Preferred stock dividends	1,668	1,669	1,669	1,669	1,668
Net income available to common shareholders	$178,541	$170,390	$169,318	$164,583	$172,712

PER COMMON SHARE DATA
Earnings per common share - basic	$2.84	$2.70	$2.65	$2.56	$2.67
Earnings per common share - diluted	2.84	2.70	2.65	2.56	2.67
Cash dividends per common share	1.03	1.03	1.00	1.00	1.00
Book value per common share at end of quarter	61.70	72.04	69.83	69.96	67.64

OUTSTANDING COMMON SHARES
Period-end common shares	62,056	62,149	62,797	63,287	63,801
Weighted-average common shares - basic	62,117	62,455	63,101	63,588	64,080
Dilutive effect of stock compensation	—	—	—	16	41
Weighted-average common shares - diluted	62,117	62,455	63,101	63,604	64,121

SELECTED ANNUALIZED RATIOS
Return on average assets	1.31%	1.30%	1.32%	1.22%	1.32%
Return on average common equity	16.16	15.41	15.15	14.80	16.72
Net interest income to average earning assets	3.78	3.75	3.74	3.66	3.69

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$23,378	$22,622	$22,011	$21,661	$21,452
Earning assets	50,450	49,082	48,628	50,033	48,492
Total assets	54,115	52,626	52,122	53,507	51,911
Non-interest-bearing demand deposits	14,360	14,027	13,944	14,268	13,839
Interest-bearing deposits	29,219	28,592	28,282	29,072	28,232
Total deposits	43,579	42,620	42,226	43,340	42,071
Shareholders' equity	4,529	4,581	4,677	4,558	4,243

Period-End Balance:
Loans	$23,657	$22,976	$22,432	$21,892	$21,446
Earning assets	50,515	50,260	49,172	49,524	49,147
Total assets	54,516	53,881	52,725	53,041	52,533
Total deposits	44,222	43,334	42,836	42,918	42,517
Shareholders' equity	3,974	4,623	4,531	4,573	4,461
Adjusted shareholders' equity (1)	5,578	5,474	5,454	5,416	5,385

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$290,258	$283,712	$286,215	$281,495	$280,221
As a percentage of period-end loans	1.23%	1.23%	1.28%	1.29%	1.31%

Net charge-offs:	$8,364	$9,527	$5,741	$5,843	$6,589
Annualized as a percentage of average loans	0.14%	0.17%	0.11%	0.11%	0.12%

Non-accrual loans/loans held for sale:	$63,704	$112,717	$72,350	$70,482	$44,778
As a percentage of total loans and loans held for sale	0.27%	0.49%	0.32%	0.32%	0.21%
As a percentage of total assets	0.12	0.21	0.14	0.13	0.09

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.76%	13.95%	14.07%	14.06%	14.14%
Tier 1 Risk-Based Capital Ratio	14.18	14.38	14.51	14.50	14.59
Total Risk-Based Capital Ratio	15.50	15.74	15.89	15.95	16.04
Leverage Ratio	8.98	9.06	9.13	8.80	9.00
Equity to Assets Ratio (period-end)	7.29	8.58	8.59	8.62	8.49
Equity to Assets Ratio (average)	8.37	8.71	8.97	8.52	8.17

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Nine Months Ended
	September 30,
	2026	2025
CONDENSED INCOME STATEMENTS
Net interest income	$1,354,117	$1,287,442
Net interest income (1)	1,421,626	1,350,630
Credit loss expense	28,602	32,978
Non-interest income:
Trust and investment management fees	145,072	131,446
Service charges on deposit accounts	102,638	89,212
Insurance commissions and fees	52,079	50,322
Interchange and card transaction fees	19,921	16,568
Other charges, commissions and fees	40,966	42,283
Net gain (loss) on securities transactions	(7,512)	(14)
Other	47,394	37,114
Total non-interest income	400,558	366,931

Non-interest expense:
Salaries and wages	521,328	492,161
Employee benefits	113,461	109,448
Net occupancy	105,824	102,599
Technology, furniture and equipment	130,383	124,169
Deposit insurance	20,449	20,102
Other	213,141	199,193
Total non-interest expense	1,104,586	1,047,672
Income before income taxes	621,487	573,723
Income taxes	98,232	91,418
Net income	523,255	482,305
Preferred stock dividends	5,006	5,006
Net income available to common shareholders	$518,249	$477,299

PER COMMON SHARE DATA
Earnings per common share - basic	$8.19	$7.36
Earnings per common share - diluted	8.19	7.36
Cash dividends per common share	$3.06	$2.95
Book value per common share at end of quarter	61.70	67.64

OUTSTANDING COMMON SHARES
Period-end common shares	62,056	63,801
Weighted-average common shares - basic	62,554	64,211
Dilutive effect of stock compensation	—	55
Weighted-average common shares - diluted	62,554	64,266

SELECTED ANNUALIZED RATIOS
Return on average assets	1.31%	1.24%
Return on average common equity	15.57	15.98
Net interest income to average earning assets	3.76	3.65

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Nine Months Ended
	September 30,
	2026	2025
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$22,675	$21,103
Earning assets	49,394	47,864
Total assets	52,974	51,344
Non-interest-bearing demand deposits	14,112	13,809
Interest-bearing deposits	28,701	28,023
Total deposits	42,813	41,831
Shareholders' equity	4,595	4,139

Period-End Balance:
Loans	$23,657	$21,446
Earning assets	50,515	49,147
Total assets	54,516	52,533
Total deposits	44,222	42,517
Shareholders' equity	3,974	4,461
Adjusted shareholders' equity (1)	5,578	5,385

ASSET QUALITY
($ in thousands)
Allowance for credit losses on loans:	$290,258	$280,221
As a percentage of period-end loans	1.23%	1.31%

Net charge-offs:	23,632	27,431
Annualized as a percentage of average loans	0.14%	0.17%

Non-accrual loans/loans held for sale:	$63,704	$44,778
As a percentage of total loans and loans held for sale	0.27%	0.21%
As a percentage of total assets	0.12%	0.09

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	13.76%	14.14%
Tier 1 Risk-Based Capital Ratio	14.18	14.59
Total Risk-Based Capital Ratio	15.50	16.04
Leverage Ratio	8.98	9.00
Equity to Assets Ratio (period-end)	7.29	8.49
Equity to Assets Ratio (average)	8.67	8.06

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2026			2025
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
TAXABLE-EQUIVALENT YIELD/COST(1)
Earning Assets:
Interest-bearing deposits	3.68%	3.65%	3.64%	3.93%	4.36%
Federal funds sold	4.24	3.97	3.97	4.28	4.74
Resell agreements	—	—	4.06	4.13	4.58
Securities(2)	4.09	3.96	3.85	3.82	3.85
Loans, net of unearned discounts	6.27	6.17	6.23	6.43	6.61
Total earning assets	5.03	4.92	4.88	4.94	5.11

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.15%	0.15%	0.16%	0.19%	0.24%
Money market deposit accounts	2.12	1.92	1.88	2.08	2.28
Time accounts	3.30	3.24	3.14	3.45	3.79
Total interest-bearing deposits	1.73	1.61	1.55	1.75	1.94
Total deposits	1.16	1.08	1.04	1.17	1.30
Federal funds purchased	3.68	3.66	3.62	3.94	4.34
Repurchase agreements	2.67	2.65	2.70	2.87	3.17
Junior subordinated deferrable interest debentures	5.71	5.60	5.63	6.05	6.30
Subordinated notes payable and other notes	4.69	4.69	4.69	4.69	4.69
Total interest-bearing liabilities	1.89	1.77	1.72	1.92	2.13

Net interest spread	3.14	3.15	3.16	3.02	2.98
Net interest income to total average earning assets	3.78	3.75	3.74	3.66	3.69

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$5,830	$5,808	$6,752	$8,431	$6,816
Federal funds sold	1	4	4	2	3
Resell agreements	—	—	8	10	10
Securities - carrying value(2)	21,241	20,648	19,853	19,929	20,213
Securities - amortized cost(2)	22,517	21,766	20,825	20,995	21,622
Loans, net of unearned discount	23,378	22,622	22,011	21,661	21,452
Total earning assets	$50,450	$49,082	$48,628	$50,033	$48,492

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$9,827	$9,938	$10,036	$9,899	$9,689
Money market deposit accounts	12,746	12,145	11,900	12,619	11,817
Time accounts	6,645	6,509	6,346	6,554	6,726
Total interest-bearing deposits	29,219	28,592	28,282	29,072	28,232
Total deposits	43,579	42,620	42,226	43,340	42,071
Federal funds purchased	58	24	24	27	29
Repurchase agreements	4,850	4,379	4,160	4,586	4,593
Junior subordinated deferrable interest debentures	123	123	123	123	123
Subordinated notes payable and other notes	100	100	100	100	100
Total interest-bearing funds	$34,350	$33,219	$32,689	$33,909	$33,077

(1) Taxable-equivalent basis assuming a 21% tax rate.
(2) Average securities include unrealized gains and losses on securities available for sale while yields are based on average amortized cost.